UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2023

QUIDELORTHO CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.12a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2023, Quidel Corporation (“Quidel”), a wholly owned subsidiary of QuidelOrtho Corporation (the “Company”), entered into an amended and restated individual retirement program with Werner Kroll, the Company’s Senior Vice President, Research & Development (the “Retirement Program”). The Retirement Program extends the term of Dr. Kroll’s employment as Senior Vice President, Research & Development through March 31, 2025 or an earlier transition date. Under the Retirement Program, in 2023, 2024 and 2025, Dr. Kroll will receive stock options and/or restricted stock units (“RSUs”) with a total then-current grant value of $1,000,000 in each of such years; provided that Dr. Kroll continues to be employed by the Company as of such date and that after 2023 such amount will be increased commensurate with increases for other Senior Vice Presidents. Within parameters set by the Company, Dr. Kroll will be entitled to choose the mix of stock options and RSUs that he wishes to receive for each of 2023, 2024 and 2025, and such stock options and RSUs will be subject to time-based and performance-based vesting requirements, the vesting of which will accelerate upon meeting designated performance milestones. These stock options and/or RSUs constitute the sole equity incentive compensation that Dr. Kroll is entitled to receive on or after January 1, 2023, unless the Company determines otherwise. The Retirement Program contemplates that if Dr. Kroll remains employed and in good standing in his position through the target or transition date, then upon ceasing to serve in his current role, he will enter into a Special Advisor Agreement, in the form provided in the Retirement Program, and be engaged as a full-time employee, serving as a non-officer special advisor for a period of one year at a reduced pay rate and his equity awards will continue to vest and be governed by the applicable equity incentive plan and award agreements.

On April 5, 2023, Quidel entered into an amended Special Advisor Agreement with Randall Steward, a named executive officer of the Company (the “Special Advisor Agreement”). Pursuant to the Special Advisor Agreement, Mr. Steward continues to be engaged as a full-time employee, serving as a non-officer special advisor to the Company’s Chief Executive Officer at a pay rate of $300,000 per year for a term that is expected to expire in March 2024. Under the Special Advisor Agreement, Mr. Steward’s outstanding equity awards will continue to vest and be governed by the applicable equity incentive plan and award agreements through March 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2023

QUIDELORTHO CORPORATION

By:	/s/ Phillip S. Askim
Name:	Phillip S. Askim
Its:	Secretary